UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

November 26, 2018

Date of report (Date of earliest event reported)

Axsome Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37635	45-4241907
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Broadway, 9th Floor New York, New York (Address of principal executive offices)	10004 (Zip Code)

Registrant’s telephone number, including area code (212) 332-3241

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01  Entry into a Material Definitive Agreement

On November 26, 2018 (the “First Amendment Effective Date”), Axsome Therapeutics, Inc. (the “Company”) entered into a First Amendment (the “Loan Amendment”) to the Loan and Security Agreement (the “Original Loan Agreement” and together with the Loan Amendment, the “Loan Agreement”) with Silicon Valley Bank (“SVB”) dated November 9, 2016 (the “Initial Effective Date”).

The Loan Amendment established a term loan advance in a principal amount equal to $4,000,000 (the “2018 Term Loan Advance”) which is now available through May 31, 2019, conditioned upon the achievement of a clinical milestone, which requires the Company’s receipt of positive data of the Company’s Phase 2 clinical trial of AXS-12 for the treatment of narcolepsy, sufficient to submit a Phase 3 protocol to the FDA and to proceed to a Phase 3 trial.

The Loan Amendment is coterminous with the Original Loan Agreement which matures November 1, 2020, and is subject to all other terms and conditions of the Original Loan Agreement. Interest will accrue on the unpaid principal balance of the outstanding 2018 Term Loan Advance at a floating per annum rate of equal to the greater of (A) two percent (2.00%) above the prime rate or (B) seven and one-quarter percent (7.25%).

In connection with the Loan Amendment, the Company issued to SVB and WestRiver Innovation Lending Fund VIII, L.P.(each, a “Holder”) a warrant, dated November 26, 2018 (individually a “Warrant”, and collectively, the “Warrants”) to purchase shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) at a price per share equal to $3.06. Each of the Warrants are exercisable for 7,875 shares of Common Stock (the “Initial Shares”) upon the Effective Date of the Loan Amendment. Each of the Warrants further provides that it shall automatically become exercisable for an additional 23,625 shares of Common Stock upon the making of the 2018 Term Loan Advance. Each Holder may exercise any portion of the Warrant by cash exercise or a cashless exercise as determined on a net issuance basis.  The Warrants are exercisable until November 25, 2025 and will be exercised automatically on a net issuance basis if not exercised prior to the expiration date and if the then-current fair market value of one share of Common Stock is greater than the exercise price then in effect.

The Company expects to file the form of Warrant and the Loan Amendment as exhibits to the Company’s next periodic filing. The foregoing descriptions of the Warrants and the Loan Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Warrant and the Loan Amendment, when filed.

The full text of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02.  Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information regarding the Warrants set forth under Item 1.01 of this Form 8-K are incorporated by reference in this Item 3.02. The Company issued to each Holder a Warrant in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended  (the “Securities Act”). The Company relied on this exemption from registration based in part on the representations made by each Holder, including the representations with respect to each Holder’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and each Holder’s investment intent.

Item 8.01.  Other Events.

On November 27, 2018, the Company issued a press release announcing the signing of the Loan Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Press Release dated November 27, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axsome Therapeutics, Inc.

Dated: November 27, 2018	By:	/s/ Herriot Tabuteau, M.D.
	Name:	Herriot Tabuteau, M.D.
	Title:	President and Chief Executive Officer

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